Exhibit 16

August 23, 1999


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Commissioners:

We have read the statements made by Commodore Environmental Services, Inc., (copy attached) which will be filed the Commission pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K to be filed on or about August 23, 1999. We agree with the statements concerning our firm in such Form 8-K, except we have no basis for commenting on the statement made in comment (4)(a)(1)(iii).


Very truly yours,




/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania







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